                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT dated as of April 1, 1996, between Supercuts, Inc., a Delaware corporation ("Purchaser"), and John T. McEnroe ("Seller").

     WHEREAS, Seller is the owner of 1000 shares of the common stock, $0.01 par value of EHM, Inc., a Delaware corporation (which shares of common stock are hereinafter referred to as the "Securities"); and

     WHEREAS, Purchaser wishes to purchase and Seller wishes to sell, pursuant to the terms hereof, the Securities.

     In consideration of the following mutual covenants and conditions, the parties hereto agree as follows:

1. SALE OF SECURITIES TO THE PURCHASER. On the Closing Date (as hereinafter defined) and on the terms and subject to the conditions of this Agreement, Seller will sell, and Purchaser will purchase, the Securities. The purchase price for the Securities is $1.00.

2. METHOD OF PAYMENT OF PURCHASE PRICE. The aggregate purchase price will be paid, by check, to Seller on April 1, 1996.

3. CLOSING. The consummation of the purchase and sale of the Securities (the "Closing") will take place at the offices of the Purchaser's attorneys, Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601 at 10:00 a.m., Chicago time on April 3, 1996, or such other time and date as may be agreed by Purchaser and Seller. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser:

     a. AUTHORIZATION: ENFORCEABILITY. Seller has full power to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary actions required to authorize Seller's execution and delivery have been duly taken, made or obtained. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

     b. NO BREACH. The execution and delivery of this Agreement by Seller, and the sale and delivery of the Securities to Purchaser pursuant hereto, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Securities pursuant to, (iv) result in the violation



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          of, or (v) require any authorization, consent approval,
          exemption or other action by or notice to any court or administrative or governmental body pursuant to, any law, statute, rule or regulation to which Seller is subject (other than the federal and state securities law, as to which no representation or warranty is made by Seller), or any order, judgment or decree to which Seller or any of his assets are subject.

     c. OWNERSHIP OF SECURITIES. Seller is the record and beneficial owner of the Securities. Upon the purchase of the Securities by the Purchaser at the Closing, the Purchaser will acquire good title thereto, free and clear of any lien, claim, charge or encumbrance whatsoever relating to Seller or his assets.

     d. UNDISCLOSED LIABILITIES. To the best of Seller's knowledge, EHM, Inc. has no liabilities or obligations other than those liabilities or obligations stated on EHM, Inc.'s financial statements, which have been prepared by Purchaser, those liabilities or obligations incurred by EHM, Inc. in the ordinary course of business since the date of the latest financial statements of EHM, Inc. and those liabilities and obligations of EHM, Inc. of which Purchaser has knowledge.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby makes the following representations and warranties to Seller:

     a. ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     b. AUTHORIZATION: ENFORCEABILITY. Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary corporate actions and proceedings, including, but not limited to, any approvals required by the stockholders of Purchaser, required to authorize Purchaser's execution, delivery and performance of this Agreement, including without limitation the delivery of all required notices to and the obtaining of all required consents from any court or regulatory or administrative agency, have been duly taken, made or obtained. This Agreement constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with its terms and conditions.

     c. NO BREACH. The execution and delivery of this Agreement by Purchaser, and the acquisition of the Securities by Purchaser pursuant hereto, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of Purchaser pursuant to,
          (iv) result in the violation of, or (v) require any authorization, consent, approval, exemption or other action by notice to any court or administrative or governmental body pursuant to, the charter or bylaws of Purchaser, any law,

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          statute, rule or regulation to which Purchaser is subject, any agreement or other instrument to which Purchaser is a party or by which Purchaser is bound, or any order, judgment or decree to which Purchaser or any of its assets are subject.

     d. INVESTMENT INTENT. Purchaser is acquiring the Securities for its own account for investment and not with a view toward resale to any other party or public distribution.

6.   CLOSING CONDITIONS.

     a. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (i) except as otherwise provided in Subsection 5(e), the representations and warranties set forth in Section 5 of this Agreement will be true and correct in all respects at and as of the Closing Date and Seller shall be furnished with a certificate of Purchaser to this effect on the Closing Date, (ii) no court order will be in effect which prevents or prohibits the transactions contemplated by this Agreement and (iii) Purchaser shall have paid to the aggregate purchase price.

     b. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (i) the representations and warranties set forth in Section 4 of this Agreement will be true and correct in all respects at and as of the Closing Date and Purchaser shall be furnished with a certificate of Seller to this effect on each Closing Date, (ii) no court order will be in effect which prevents or prohibits the transactions contemplated by this Agreement and (iii) Seller will have delivered to Purchaser the certificates evidencing the Securities together with appropriate transfer documentation duly executed in blank.

     c.   Seller and Purchaser may waive any of the conditions contained in this
          Section 6; provided that no such waiver will be effective or binding against Seller or Purchaser unless it is contained in a written instrument executed by such party.

7.   INDEMNIFICATION.

     a. SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify and hold harmless each of Purchaser, the stockholders, directors, officers, employees and agents of Purchaser and each affiliate of Purchaser and the successor, assigns, executors, heirs and legal representatives of each of the foregoing persons, from and against any and all liabilities, costs, expenses and damages (including without limitation reasonable attorneys' fees and expenses) arising out of, relating to or resulting from (i) any failure by Seller to perform his obligations under this Agreement or (ii) the failure of any representation and warranty set forth in Section 4 of this


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          Agreement to be true and correct as of the date of this Agreement or as of each Closing Date.

     b. PURCHASER'S INDEMNIFICATION. Purchaser agrees to indemnify and hold harmless each of Seller and the agents of Seller and his affiliates, and the successors, assigns, executors, heirs and legal representatives of each of the foregoing persons, from and against any and all liabilities, costs, expenses and damages (including without limitation reasonable attorneys' fees and expenses) arising out of, resulting from (i) any failure by Purchaser to perform its obligations under this Agreement or (ii) the failure of any representation or warranty set forth in Section 5 of this Agreement to be true and correct as of the date of this Agreement or as of each Closing Date.

8. MUTUAL RELEASE. Immediately after or simultaneously with the Closing, Seller shall, and shall cause Priscilla M. McEnroe to, execute and deliver to Purchaser the Mutual Release in the form attached hereto and incorporated herein as Exhibit A (the "Mutual Release"). Immediately after or simultaneously with the Closing, Purchaser shall, and shall cause SC Capital, Inc. and EHM, Inc. to, execute and deliver to Seller the Mutual Release.

9. CONSENT TO PRE-CLOSING TRANSACTIONS. Purchaser hereby consents to the following transactions consummated prior to the Closing: (i) the repayment by EHM, Inc. of all amounts due pursuant to that certain Subordinated Promissory Note dated October 14, 1994 in the original principal amount of $100,000 executed by EHM, Inc. for the benefit of the John T. McEnroe Profit Sharing and Money Purchase Pension Trust; (ii) a distribution by EHM, Inc. to Seller of approximately $60,000 in respect to the common equity of EHM, Inc.; and (iii) the termination of the certain Stock Subscription Agreement dated as of December 30, 1994 by and between EHM, Inc. and Seller.

10. REMEDIES. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

11. ATTORNEY FEES. If either party employs legal counsel in connection with enforcing this Agreement or the Mutual Release, in addition to the indemnification provisions of Section 7 above, the attorney fees, court costs and all other expenses relating to enforcing this Agreement, including but not limited to litigation, of the prevailing party shall be paid by the other party.

12. AMENDMENTS AND WAIVERS. No modifications, amendment or waiver of any provision of this Agreement will be effective against any party to this Agreement unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provision and will not affect the right of such party

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     thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that Seller may not assign or delegate its rights or obligations under this Agreement without the prior written consent of Purchaser.

14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15. THIRD PARTY BENEFICIARIES. The covenants and agreements contained herein are solely for the benefit of, and are intended to be enforceable solely by, the parties to this Agreement and their respective successors and assigns.

16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more that one party, but all such counterparts taken together will constitute one and the same

17. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted by convenience only and do not constitute a part of this Agreement.

18. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              SUPERCUTS, INC.



                              By: /s/ Lawrence D. Imber
                                  -----------------------------
                                   Name: Lawrence D. Imber
                                   Title: Sr. Vice President

                                   /s/ John T. McEnroe
                                  -----------------------------
                                   John T. McEnroe


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                                    EXHIBIT A

                                 MUTUAL RELEASE


          This Mutual Release is made and entered into this 1st day of April, 1996, by and between (i) John T. McEnroe and Priscilla M. McEnroe
(collectively, the "McEnroes") and (ii) Supercuts, Inc., a Delaware corporation, SC Capital, Inc., a Delaware corporation, and EHM, Inc., a Delaware corporation (collectively "Supercuts").

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the McEnroes do hereby release, waive, and forever discharge Supercuts, and its successors and assigns, of and from all manner of actions, causes, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, liabilities, and demands whatsoever, in law or in equity, and whether under state or federal law, which the McEnroes now have against Supercuts or its successors or assigns, or hereafter can, shall, or may have in connection with or related to EHM, Inc. or the assets or business of EHM, Inc. existing on or at any time prior to the date of this Mutual Release.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supercuts does hereby release, waive and forever discharge the McEnroes and their successors and assigns, of and from all manner of actions, causes, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, liabilities and demands whatsoever in law or in equity, and whether under state or federal law, which Supercuts now has against the McEnroes and their successors and assigns, or hereafter can, shall or may have in connection with or related to EHM, Inc. or the assets or business of EHM, Inc., existing on or prior to the date of this Mutual Release.

          The provisions of this Mutual Release shall not apply to claims by John T. McEnroe against Supercuts, Inc. or by Supercuts, Inc. against John T. McEnroe pursuant to that certain Stock Purchase Agreement of even date herewith between John T. McEnroe and Supercuts, Inc.

          The McEnroes and Supercuts understand and acknowledge that this is a general release and each expressly waives the benefits of the provisions of
Section 1542 of the Civil Code of the State of California which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."



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          This Mutual Release may be executed in counterparts, each of which shall constitute an original.

          IN WITNESS WHEREOF, the parties hereby have executed this Mutual Release as of the day and year first above written.



                              /s/ John T. McEnroe
                              ----------------------
                              John T. McEnroe


                              /s/ Priscilla M. McEnroe
                              ------------------------
                              Priscilla M. McEnroe


                              SUPERCUTS, INC.

                              By:   /s/ Lawrence D. Imber
                                   -------------------------------
                                   Name:  Lawrence D. Imber
                                   Title: Sr. Vice President

                              SC CAPITAL, INC.

                              By:   /s/ Lawrence D. Imber
                                   -------------------------------
                                   Name:  Lawrence D. Imber
                                   Title: Sr. Vice President

                              EHM, INC.

                              By:  /s/ John T. McEnroe
                                   -------------------------------
                                   Name:  John T. McEnroe
                                   Title: President

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